Texas South Energy, Inc. 8-K

Exhibit 10.1

ASSET PURCHASE AGREEMENT

by and among

TEXAS SOUTH ENERGY, INC.,

SYDSON RESOURCES, L.P.,

and

SYDSON ENERGY, INC.

Dated as of January 4, 2017

TABLE OF CONTENTS

Page

	Recitals		1
	Agreement		1
I.	Purchase and Sale of Assets		1
	1.1	Acquired Assets	1
	1.2	Assumed Liabilities	1
	1.3	Excluded Liabilities2	2
	1.4	Delivery of Files	3
II.	Purchase Price		3
	2.1	Purchase Price	3
	2.2	The Closing	3
	2.3	Deliveries at the Closing	3
III.	Representations and Warranties of Seller		4
	3.1	Organization and Capitalization	4
	3.2	Authorization	4
	3.3	No Adverse Consequences	5
	3.4	Consents	5
	3.5	Approval by Shareholders and Partners	5
	3.6	Title to and Condition of Acquired Assets	5
	3.7	Reserved	5
	3.8	Reserved	5
	3.9	Contracts and Commitments	5
	3.10	Labor Matters	7
	3.11	Litigation	7
	3.12	Taxes	7
	3.13	Solvency	7
	3.14	Environmental Matters	7
	3.15	Compliance with Laws	8
	3.16	No Bankruptcy, Etc.	8
	3.17	Intellectual Property	8
	3.18	Fraudulent Transfer	9
	3.19	Other Transactions	9
	3.20	Disclosure of Material Facts	9
	3.21	Acknowledgments by Sydson Resources and Sydson Energy	9
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TABLE OF CONTENTS (cont’d)

Page

IV.	Representations and Warranties of Buyer		12
	4.1	Organization	12
	4.2	Authorization	12
	4.3	No Adverse Consequences	12
	4.4	No Conflicts	12
	4.5	Filings, Consents and Approvals	13
	4.6	Issuance of the Securities	13
	4.7	SEC Reports, Financial Statements	13
	4.8	Litigation	13
	4.9	Absence of Certain Changes	13
	4.10	Compliance with Laws	14
V.	Closing		14
	5.1	Seller’s Deliverables	14
	5.2	Buyer’s Deliverables	15
	5.3	Closing into Escrow	15
VI.	Additional Covenants		15
	6.1	Taxes and Liabilities	15
	6.2	Further Assurances	15
	6.3	Transfer of Title	15
	6.4	Obligations with Respect to Employment Contracts and Consulting Agreements Assigned to Buyer	16
	6.5	Financial Statements	16
	6.6	Licenses and Permits	16
	6.7	Payment of Additional Buyer Consideration	16
	6.8	Qualification of Buyer as an Operator	16
VII.	Indemnification, Survival		16
	7.1a	Indemnification by Seller	16
	7.1b	Indemnification by Buyer	16
	7.2	Defense of Third Party Claims	17
	7.3	Indemnification Procedure	17
	7.4	Limits on Indemnification	17
	7.5	Survival	18
VIII.	Miscellaneous Provisions		18
	8.1	Amendment	18
	8.2	Waiver	18
	8.3	Benefit	18
	8.4	Costs and Expenses	18
	8.5	Attorneys’ Fees	18
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TABLE OF CONTENTS (cont’d)

Page

8.6	Headings	18
8.7	Governing Law	18
8.8	Notices	19
8.9	Entire Agreement	19
8.10	Severability	19
8.11	Time of the Essence	19
8.12	Independent Counsel	20
8.13	Counterparts	20
Index of Defined Terms		22

Schedules

3.4	Required Consents
3.6	Liens
3.9	Commitments
3.17	Proprietary Assets

Exhibit A	List of Assets and Obligations	A-1
Exhibit B	Assignments of Acquired Assets	B-1
Exhibit C	Executed Required Consents	C-1
Exhibit D	Employment Agreement (Michael Mayell)	D-1
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ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement, dated as of January 4, 2017 and effective January 1, 2017, is entered into by and among Texas South Energy, Inc., a Texas corporation (“Buyer”), Sydson Resources, L.P., a Texas limited partnership (“Sydson Resources”), and Sydson Energy, Inc., a Texas corporation (“Sydson Energy” and collectively with Sydson Resources, the “Seller”).

RECITALS

A.

Seller is in the oil and gas business primarily in the states of Texas and Louisiana (the “Business”).

B.

Seller desires to sell, transfer and assign to Buyer, and Buyer desires to purchase from Seller, certain assets of Seller relating to Seller’s Business, all on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

In consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE OF ASSETS

1.1.

Acquired Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and accept from Seller, the assets set forth on Exhibit A (collectively, the “Acquired Assets”), subject to any requirements of notice or consent by any third party thereto (“Required Consents”). All Assignments have been executed to transfer the Acquired Assets to Buyer, as attached in Exhibit B. No other assets are being acquired by Buyer.

1.2.

Assumed Liabilities. The Seller shall not sell or assign to the Buyer, and the Buyer shall not assume any liabilities or obligations of the Seller, except that the Buyer will assume and be liable for, and will pay, perform and discharge as and when due, all liabilities and obligations under the Assigned Assets that, by their express terms, arise in connection with events or conditions that occur, or are to be performed, at any time after the Closing Date; provided, however, that the Buyer shall not assume any liabilities or obligations of the Seller arising out of any breach of or default under any Assigned Asset that occurs prior to the Closing Date or as a result of the Closing (collectively, the “Assumed Liabilities”).

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1.3

Excluded Liabilities. Notwithstanding any disclosures made to the Buyer or its agents in the conduct of their due diligence investigations of the Seller or anything herein to the contrary, the Buyer shall not assume any of the liabilities or obligations of the Seller other than the Assumed Liabilities, and the Buyer shall not be or become liable for any claims, demands, liabilities or obligations of the Seller other than the Assumed Liabilities. Without limiting the foregoing, the Buyer shall not assume or agree to perform, pay or discharge, and the Seller shall remain unconditionally liable for and shall pay and satisfy in due course, all obligations, liabilities and commitments, fixed or contingent, known or unknown, accrued or unaccrued, direct or indirect, choate or inchoate, perfected or unperfected, liquidated or unliquidated, of the Seller other than the Assumed Liabilities (the “Excluded Liabilities”), including but not limited to the following:

(a)

any Liabilities of Seller arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others;

(b)

any Liability (i) for Taxes of Seller (or any equity holder or Affiliate of any of the foregoing), (ii) for Taxes relating to the Business, the Acquired Assets or the Assumed Liabilities for any pre-Closing Taxes, or (iii) for Taxes that arise out of the consummation of the transactions contemplated hereby or that are the responsibility of the Seller;

(c)

any Liabilities relating to or arising out of the Excluded Assets, as well as with respect to Sydson Resources and Sydson Energy;

(d)

any Liabilities in respect of any pending or threatened Action arising out of, relating to or otherwise in respect of the operation of the Business or the Acquired Assets to the extent such Action relates to such operation on or prior to the Closing Date;

(e)

any Liability based on any claim which arises out of or is based upon any express or implied representation, warranty, agreement or guaranty made by the Seller in connection with any of the services provided by Seller or the Business;

(f)

any Liabilities of Seller arising under or in connection with any benefit plan providing benefits to any present or former employee of Seller pre-Closing;

(g)

any Liabilities of Seller for any present or former employees, officers, directors, retirees, independent contractors or consultants of Seller, including, without limitation, any Liabilities associated with any claims for wages or other benefits, bonuses, accrued vacation, workers’ compensation, severance, retention, termination or other payments pre-Closing;

(h)

any pre-Closing trade accounts payable of Seller;

(i)

any Liabilities of Seller or the Business relating or arising from unfulfilled commitments, purchase orders, customer orders or work orders entered into, issued by or otherwise pertaining to Seller or the Business at any time prior to the Closing (other than leases that have been negotiated but not executed and relate to the Acquired Assets);

(j)

any Liabilities to indemnify, reimburse or advance amounts to any present or former officer, director, employee or agent of Seller (including with respect to any breach of fiduciary obligations by same);

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(k)

any Liabilities not arising under the Purchased Assets (i) which are not validly and effectively assigned to (and expressly assumed by) Buyer pursuant to this Agreement, (ii) which do not conform to the representations and warranties with respect thereto contained in this Agreement, or (iii) to the extent such Liabilities arise out of or relate to a breach by the Seller of a Contract or other of its obligations prior to the Closing;

(l)

any Liabilities associated with debt, loans or credit facilities of the Seller and/or the Business owed or owing to any Person as to any period pre-Closing; and

(m)

any Liabilities arising out of, in respect of or in connection with the failure by any of the Seller or any of its Affiliates to comply with any Law or Governmental Order.

1.4

Delivery of Files. Upon request, Seller shall deliver to Buyer a copy of any and/or all paper and electronic files for the Acquired Assets.

ARTICLE II
PURCHASE PRICE

2.1.

Purchase Price. The Buyer agrees to pay to Seller (i) at Closing, an aggregate of 100 million shares of Buyer common stock to be issued to Michael J. Mayell (“Securities”), (ii) (A) $250,000 evidenced by a promissory note due 60 days from Closing and (B) $1,250,000 through the payment of Seller’s obligations attributable to Seller’s retained working interests in oil and gas prospects conveyed to Buyer hereunder to be paid by Buyer at the time Buyer pays its associated costs with respect to its acquired working interests in such oil and gas prospects, (iii) carried interests to casing point for Seller’s working interests on the first well in each of the West Tuleta prospect, Ray Field prospect, Wilinda prospect, and in each unit in Bayou Bouillon to be paid by Buyer at the time it pays its associated costs with respect to its ownership interests in such oil and gas prospects, and (iv) a payment of $500,000 for the seismic data at the Magen’s Bay project after completion of the first Magen’s Bay well. The valuation of the Buyer shares of common stock is $0.005 per share.

2.2

The Closing. The closing of the transactions contemplated by this Agreement (the “Closing” or “Closing Date”) shall take place on January 4, 2017 at the offices of Buyer commencing at 9:00 a.m., or at another place and/or time mutually agreed upon by the parties, effective as of January 1, 2017.

2.3

Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the deliverables set forth in Section 5.1 hereof and (ii) the Buyer will deliver to the Seller and other third parties the deliverables set forth in Section 5.2 hereof. It is understood and agreed that all deliverables described in Sections 5.1 and 5.2 have been delivered concurrently.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer that the statements contained in this Article III are true, correct and complete as of the Closing Date, except as set forth in the Schedules accompanying this Agreement.

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3.1.

Organization and Capitalization. Sydson Resources is a limited partnership and Sydson Energy is a corporation, each of which is duly formed and validly existing under the laws of the State of Texas, and each has all requisite power and authority to own and operate the Acquired Assets and to carry on the Business as now being conducted.

3.2.

Authorization. Each Seller has full power and authority pursuant to the limited partnership agreement and articles of incorporation, as applicable, to enter into and perform this Agreement and the other transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. Seller is duly qualified or licensed to conduct business and is in good standing in every jurisdiction in which the nature of its business or the locations of its properties require such qualification or licensing, except for such jurisdictions where the failure to so qualify or be licensed would not have any Material Adverse Effect on Seller’s ability to perform fully its obligations under this Agreement or the other transactions contemplated hereby. This Agreement is duly and validly executed and delivered by Seller and constitutes the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

3.3.

No Adverse Consequences. Neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated by this Agreement will:

(a)

result in the creation or imposition of any Lien on any of the Acquired Assets;

(b)

violate or conflict with any provision of Sellers’ partnership agreement or certificate of formation;

(c)

to the Knowledge of the Seller, violate any judgment, order, injunction, decree, rule, regulation or ruling of any Governmental or Regulatory Authority or any other Law applicable to Seller;

(d)

adversely affect the ability of Seller to consummate the transactions contemplated hereby or to perform its obligations hereunder; or

(e)

either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions or provisions of, result in the loss of any benefit to Seller under or constitute a default under any material agreement (including those set forth in Schedule 3.9), instrument, license or permit to which either Seller is a party or by which it is bound, except for such termination, acceleration, breach, loss or default that would not have a Material Adverse Effect.

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3.4.

Consents. Except for the Required Consents identified on Schedule 3.4 (the copies of executed consents are attached as Exhibit C), there are no consents, authorizations or other orders of, or filing with, any Governmental or Regulatory Authority or acknowledgment by any third Person required for the valid execution, delivery and performance of this Agreement by Seller, assignment of all rights in the Acquired Assets, or consummation of the transactions contemplated hereby, except where the failure to obtain such consent, authorization, order or filing would not have a Material Adverse Effect.

3.5.

Approval by Shareholders and Partners. The limited and general partners of Sydson Resources and all of the shareholders of Sydson Energy, being all of the record and beneficial owners of equity of each Seller, have approved this Agreement and the consummation of the transactions contemplated by this Agreement.

3.6.

Title to and Condition of Acquired Assets. Seller has good, marketable and assignable title to and/or interest in the Acquired Assets, free and clear of any and all Liens, other than (i) statutory Liens for current Taxes, assessments or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings; and (ii) Liens as described on Schedule 3.6. Other than as described on Schedule 3.6, at Closing none of the Acquired Assets will be subject to any restrictions with respect to the transferability thereof, Buyer’s title thereto will not be affected in any way by the transactions contemplated hereby, and there will be no Liens on any of the Acquired Assets. With respect to the Acquired Assets set forth in Exhibit A relating to oil and gas prospects and interests, the Seller represents as follows: (i) with respect to the Bayou Bouillon Project (as referenced in Exhibit A), the Seller’s ownership interests consist of opportunity rights arising out of a letter of intent dated November 1, 2016 by and between Seller and Thyssen Petroleum USA, LLC to acquire working interest in certain prospects that Buyer has been negotiating; (ii) with respect to the Ray Field and the West Tuleta Field (both as referenced in Exhibit A), the Seller is assigning to Buyer a 50% working interest in the undrilled acreage under leases owned by Seller as further identified in Exhibit A; (iii) with respect to the Wilinda Project (as referenced in Exhibit A), the Seller’s ownership interests consist of opportunity rights to acquire working interests in certain prospects that Seller has negotiated; and (iv) with respect to Magen’s Bay Project (as referenced in Exhibit A), the Seller’s ownership interests consists of the use and license rights to the 85 square mile Magen’s Bay 3-D seismic survey and opportxz unity rights to acquire working interest in certain prospects that Seller has generated and is now negotiating. With respect to the oil and gas leases that Seller owns with respect to the Ray Field and West Tuleta Field, the leases are enforceable obligations of the lessors, the Seller is in material compliance with such leases, the Seller has not been informed by (or have knowledge of) any lessor or any third party of an adverse claim or a violation of any Environmental Law or non-compliance with any Governmental or Regulatory Authority, and holds a valid leasehold interest free of any Lien. The Seller’s tangible property and assets are in good condition, except for ordinary wear and tear, and are suitable for their intended purposes. Seller believes that the Buyer will be able to enter into appropriate farm-out, participation or other arrangements with respect to the opportunity rights being transferred hereunder with respect to oil and gas prospects set forth in Exhibit A.

3.7

Reserved.

3.8

Reserved.

3.9

Contracts and Commitments. Schedule 3.9 constitutes a list of the following described material contracts and commitments in which Seller is a party, and which relate to the Acquired Assets (“Commitments”);

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i.

partnership, joint venture agreement, farm-in or farm-out agreement, joint operating or similar agreement, participation agreement or letter of intent;

ii.

deed of trust or other security agreement;

iii.

guaranty or suretyship, indemnification or contribution agreement or performance bond;

iv.

employment, consulting, independent contractor or compensation agreement or arrangement for any employee, consultant or independent contractor;

v.

debt instrument, loan agreement or other obligation relating to indebtedness for any Assumed Liabilities;

vi.

deed or other document evidencing an interest in or contract to purchase or sell real property;

vii.

agreement with dealers or sales or commission agents;

viii.

lease of real or personal property, including oil and gas lease, whether as lessor, lessee, sublessor or sublessee in excess of $10,000;

ix.

agreement for the acquisition of services, supplies, equipment or other personal property and involving more than $10,000 in the aggregate;

x.

powers of attorney;

xi.

contracts containing noncompetition covenants; or

xii.

all Proprietary Assets (as defined in Section 3.17), Intellectual Property Rights (as defined in Section 3.17), owned Software, and leased Software of the Seller related to the Acquired Assets and the Business.

True, correct and complete copies of the written Commitments described on Schedule 3.9 are available for delivery by Seller to Buyer upon request. There are no existing defaults, events of default or events, occurrences or acts that, with the giving of notice or lapse of time or both, would constitute defaults, and no penalties have been incurred nor are amendments pending, with respect to the Commitments, except as described in Schedule 3.9. The Commitments are in full force and effect and are valid and enforceable obligations of the parties thereto in accordance with their terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law), and no defenses, off-sets or counterclaims have been asserted or, to the best of the Knowledge of Seller may be made by any party thereto, nor has Seller waived any rights thereunder, except as described in Schedule 3.9. All consents to the Commitments that are required in order to transfer the Acquired Assets to Buyer pursuant to this Agreement are identified in Schedule 3.4 and executed copies of such consents are attached in Exhibit C.

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(b)

Except as contemplated herein, Seller has not received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment or agreement, and Seller does not know of any fact that will likely cause any such party to exercise such right. Seller does not currently contemplate, nor does Seller have Knowledge that any other person or entity currently contemplates, any material amendment or change to any Commitment. None of the partners, independent contractors, customers or suppliers of Seller has refused, or communicated that it will or may refuse, to purchase or supply goods or services to or from Seller, as the case may be, or has communicated that it will or may substantially reduce the amounts of goods or services that it is willing to purchase from, or sell to, Seller, in each case if such refusal would have a Material Adverse Effect.

3.10.

Labor Matters.  Seller is not a party to any employment contract with any employee (other than as set forth in Schedule 3.9), or any union, collective bargaining or other labor agreement with any labor organization, union, group or association with respect to any of the employees.

3.11.

Litigation. There is no claim, action, dispute, proceeding or investigation pending or, to the Knowledge of Seller, threatened against Seller which would affect the Assets before any federal or state court, Governmental or Regulatory Authority relating to the Acquired Assets or Business. Seller is not subject to any outstanding order, writ, injunction or decree that materially and adversely affects the Acquired Assets and the Seller has not received written notice of any action, proceeding, suit, investigation or inquiry pending or that would prevent or hinder the consummation of the transactions contemplated hereby.

3.12.

Taxes.

(a)

Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

(b)

There is no unpaid liability for Taxes upon any of the Acquired Assets nor is any taxing authority in the process of imposing any Liability for Taxes on any of the Acquired Assets (other than for current Taxes not yet due and payable).

3.13

Solvency. The Seller’s fair saleable value of its assets (excluding the Acquired Assets) exceeds the amount that will be required to be paid on or in respect of the Seller’s existing debts and other liabilities as they mature.

3.14.

Environmental Matters.

(a)

To the Knowledge of Seller, Seller is presently and at all times has been in substantial compliance with all Environmental Laws with respect to the Acquired Assets that, singularly or in the aggregate, has not and would not have a Material Adverse Effect.

(b)

To the Knowledge of Seller, there are no Hazardous Materials on, in, under or affecting the Acquired Assets in violation of applicable Environmental Laws which would have a Material Adverse Effect on the Acquired Assets.

(c)

To the Knowledge of Seller, Seller has no Liability and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against Seller giving rise to any Liability under the Environmental Laws with respect to the Acquired Assets.

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3.15.

Compliance with Laws. Seller is not and has not been in violation of any Laws applicable to the Acquired Assets (including, without limitation, Laws relating to the civil rights and equal employment opportunities of the employees), other than violations which singularly or in the aggregate do not and will not have a Material Adverse Effect on the Acquired Assets. Seller has not been charged with, or to the Knowledge of Seller, threatened with a charge of, a violation of any Law that would have a Material Adverse Effect on the Acquired Assets. Seller has not received any written notice of a charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice filed or commenced against Seller alleging any failure to comply with any such Law.

3.16

No Bankruptcy, etc. There has not been filed any petition or application, or any proceedings commenced, by or against, or with respect to any assets (including the Acquired Assets) of the Seller under Title 11 of the United States Code or any other law, domestic or foreign, relating to bankruptcy, reorganization, compromise, arrangement, insolvency, rehabilitation, conservatorship, readjustment of debt or creditors’ rights.

3.17

Intellectual Property.

(a)

The term “Proprietary Assets” means all material licenses currently owned and/or used by the Seller or necessary to exploit and/or operate the Acquired Assets. The Seller owns, or has the right to use under the agreements or upon the terms described in Schedule 3.17, all of the Proprietary Assets and has taken actions reasonable to protect the Proprietary Assets.  Except as set forth in Schedule 3.17, the Seller does not require any license or other agreement to use any of the Proprietary Assets, except for licenses or agreements that can be obtained in the Ordinary Course of Business without unreasonable effort, delay, cost, or expense.  Except as set forth in Schedule 3.17, the Seller is not bound by or a party to any options, licenses, or agreements of any kind with respect to the Intellectual Property Rights (as defined below) of any other Person and, to the Seller’s Knowledge, there are no undisclosed outstanding options, licenses, or agreements of any kind relating to the Proprietary Assets.  With respect to each item of the Seller’s Proprietary Assets that any third party owns and that the Seller uses pursuant to license, sublicense, agreement or permission: (i) the license, as it relates to the Seller is legal, valid, binding, enforceable, and in full force and effect in all material respects, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law); (ii) the Seller is not, and to the Seller’s Knowledge, no other party to the license, sublicense, agreement or permission is in material breach or default, and no event has occurred which with notice or lapse of time or both would constitute a material breach or default or permit termination, modification or acceleration thereunder; (iii) the Seller has not, and to the Seller’s Knowledge, no other party to the license, sublicense, agreement or permission has repudiated any material provision thereof; and (iv) the Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission other than as permitted by such license, sublicense, agreement or permission.

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(b)

The Seller has not violated or infringed, and is currently not violating or infringing, and neither the Seller nor, to the Seller’s Knowledge, any managerial employee or consultant of the Seller has received any communications alleging that the Seller (or any of its employees or consultants) has violated or infringed or, by conducting its business as presently proposed, would violate or infringe, any of the patents, trademarks, service marks, trade names, copyrights, mask-works, licenses, trade secrets, processes, data, know-how, or other intellectual property rights related to the Acquired Assets, if any (“Intellectual Property Rights”), of any other Person.  To the Seller’s Knowledge, no third party is currently materially interfering with, infringing upon, misappropriating, diluting, constituting the unauthorized use, misuse or misappropriation of or violating any of the Seller’s currently owned or licensed Intellectual Property Rights.

(c)

Reserved.

(d)

The Seller has maintained the confidentiality and trade secret status of all Intellectual Property Rights owned by the Seller relating to the Acquired Assets that are confidential or trade secrets, as applicable.  The Seller has entered into appropriate written assignment agreements as appropriate or required with all employees, consultants and independent contractors who have performed services for the Seller since January 1, 2014.  All Seller employees have agreed to maintain the confidentiality (other than those which are not confidential) of, and not to use for any purpose other than on behalf of the Seller, all Intellectual Property Rights and other confidential and proprietary assets of the Seller, and all Intellectual Property Rights developed by any employee and used or proposed to be used by the Seller was developed within such employee’s scope of work at the Seller.

3.18

Fraudulent Transfer. Neither this Agreement nor the transactions contemplated by this Agreement shall be considered a fraudulent transfer pursuant to the Texas Uniform Fraudulent Transfer Act.

3.19

Other Transactions. Other than this Agreement and the transactions contemplated hereby, the Seller has not entered into any agreement, letter of intent or understanding to sell or transfer any of the Acquired Assets.

3.20

Disclosure of Material Facts. To Seller’s Knowledge, there is no fact or omission of a fact (other than general economic or industry conditions) that has, or reasonably believes could have, a Material Adverse Effect on the Acquired Assets that has not been set forth in this Agreement (including Schedules).

3.21

Acknowledgments by Sydson Resources and Sydson Energy.

(a)

The Seller recognizes that the purchase of the Securities involves a high degree of risk including, but not limited to, the following: (a) the Buyer has a limited operating history with a history of losses and requires additional funds to conduct its business; (b) an investment in the Buyer is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Buyer and the Securities; (c) the Seller may not be able to liquidate its investment; (d) transferability of the Securities is extremely limited and the Buyer will not be registering the resale of the Shares; (e) in the event of a disposition, the Seller could sustain the loss of its entire investment; (f) the Buyer has not paid any dividends since its inception and does not anticipate paying any dividends; and (g) the Buyer may issue additional securities in the future which have rights and preferences that are senior to those of the Securities. Without limiting the generality of the representations set forth in Section 1.5 below, the Seller represents that the Seller has carefully reviewed all of the Buyer’s filings made with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”) through the date of execution hereof (“SEC Filings”) and has had the opportunity to ask management any questions regarding the SEC Filings.

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(b)

Sydson Resources and Sydson Energy each represent that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (“Securities Act”), and that the Seller is able to bear the economic risk of an investment in the Securities.

(c)

The Seller hereby acknowledges and represents that (a) the Seller has knowledge and experience in business and financial matters, prior investment experience, or the Seller has employed the services of a “purchaser representative” (as defined in Rule 501 of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by the Buyer to the Seller to evaluate the merits and risks of such an investment on the Seller’s behalf; (b) the Seller recognizes the highly speculative nature of this investment; and (c) the Seller is able to bear the economic risk that the Seller hereby assumes.

(d)

The Seller hereby acknowledges that Seller (a) has carefully reviewed the SEC Filings, (b) has been furnished by the Buyer with all information regarding the Buyer, and any additional information that the Seller has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Buyer concerning the Buyer and the terms and conditions of the sale of the Securities; and (c) has received and reviewed the Seller’s draft balance sheet as of October 31, 2016 and income statement for the 12 months ended October 31, 2016 (“October 2016 Financials”).

(e)

In making the decision to invest in the Securities, the Seller has relied solely upon the information provided by the Buyer as well as the SEC Filings. To the extent necessary, the Seller has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Securities hereunder.

(f)

The Seller represents that (i) the Seller was contacted regarding the sale of the Securities by the Buyer, and (ii) no Securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Seller did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

(g)

The Seller hereby represents that the Seller, either by reason of the Seller’s business or financial experience or the business or financial experience of the Seller’s professional advisors (who are unaffiliated with and not compensated by the Buyer or any affiliate or selling agent of the Buyer, directly or indirectly), has the capacity to protect the Seller’s own interests in connection with the transaction contemplated hereby.

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(h)

The Seller hereby acknowledges that the offering of the Securities has not been reviewed by the SEC nor any state regulatory authority since the offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to Regulation D promulgated thereunder. The Seller understands that the Securities have not been registered under the Securities Act or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Securities unless they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available.

(i)

The Seller understands that the Securities have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon the Seller’s investment intention. In this connection, the Seller hereby represents that the Seller is purchasing the Shares for the Seller’s own account for investment and not with a view toward the resale or distribution to others.

(j)

The Seller understands that the Buyer was a “shell company” as defined in Rule 405 of the Securities Act, and that there is a limited trading market for the Shares and that an active market may not develop for the Shares. The Buyer filed its Form 10 type information pursuant to Rule 144(i)(2) in 2014. The Seller understands and hereby acknowledges that the Buyer is under no obligation to register any of the Shares under the Securities Act or any state securities or “blue sky” laws.

(k)

The Seller understands that the Securities are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Buyer and the principals and controlling persons thereof are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings set forth herein in order to determine the applicability of such exemptions and the undersigned’s suitability to acquire Securities.

(l)

The Seller consents to the placement of a legend on any certificate or other document evidencing the Securities that such securities have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Seller is aware that the Buyer will make a notation in its appropriate records with respect to the restrictions on the transferability of such securities. The legend to be placed on each certificate shall be in form substantially similar to the following:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE BUYER HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE BUYER AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller, as of the Closing Date, as follows:

4.1.

Organization. Buyer is a corporation duly formed and validly existing under the laws of the State of Nevada, and has all requisite corporate power and corporate authority to own and operate its properties and to carry on its business as now being conducted.

4.2.

Authorization. Buyer has full corporate power and corporate authority to enter into and perform this Agreement and the other documents contemplated herby to which it is a party and to consummate the transactions contemplated hereby and thereby. Buyer is duly qualified or licensed to do business as a foreign corporation and is in good standing in Texas. This Agreement has been, and at the Closing the other transactions contemplated hereby to which Buyer is a party will be, duly and validly executed and delivered by Buyer and constitutes the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

4.3.

No Adverse Consequences. Neither the execution and delivery of this Agreement by Buyer, nor the consummation of the transactions contemplated by this Agreement, will:

(a)

violate or conflict with any provision of Buyer’s articles of incorporation or bylaws; or

(b)

violate any judgment, order, injunction, decree, rule, regulation or ruling of any Governmental or Regulatory Authority, or any other Law applicable to Buyer; or

(c)

adversely affect the ability of Buyer to consummate the transactions contemplated hereby or to perform its obligations hereunder; or

(d)

either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions or provisions of, result in the loss of any benefit to Buyer under or constitute a default under any material agreement, instrument, license or permit to which either Buyer is a party or by which it is bound, except for such termination, acceleration, breach, loss or default that would not have a Material Adverse Effect on Buyer’s ability to consummate the transactions contemplated hereby.

4.4

No Conflicts.  The execution, delivery and performance of the Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Buyer’s articles of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a debt or otherwise) or other understanding to which the Buyer is a party or by which any property or asset of the Buyer is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Buyer is subject (including federal and state securities laws), or by which any property or asset of the Buyer is bound or affected.

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4.5

Filings, Consents and Approvals.  The Buyer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Buyer of the Agreement , other than (i) filings required by state securities laws, if applicable, or (ii) the filing of a Notice of Sale of Securities on Form D with the SEC under Regulation D of the Securities Act, if applicable.

4.6

Issuance of the Securities.  The Securities have been duly authorized and, when issued and paid for in accordance with the Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens. Assuming the accuracy of the representations and warranties of the Seller made herein, the issuance by the Buyer of the Securities is exempt from registration under the Securities Act and all applicable state securities laws.

4.7

SEC Reports; Financial Statements.  The Buyer has filed all SEC Filings required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twenty-four months preceding the date hereof. Since January 1, 2015, the SEC Filings have complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Filings, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Buyer included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Buyer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.8

Litigation.  There is no Action which adversely affects or challenges the legality, validity or enforceability of any of the Agreement or the Securities.  Neither the Buyer nor any director or officer thereof (in his or her capacity as such with respect to the Buyer), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  To the knowledge of the Buyer, there is not pending any investigation by the SEC involving the Buyer or any current director or officer of the Buyer (in his capacity as such).  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Buyer under the Exchange Act or the Securities Act.

4.9

Absence of Certain Changes. Since October 31, 2016, as reflected on the October 2016 Financials, Buyer has not:

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(a)

suffered any material adverse effect or otherwise experienced a material adverse change in its financial condition or its business operations;

(b)

mortgaged, pledged or subjected any of its material assets to any Lien;

(c)

suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that will likely or does materially and adversely affect the financial condition of Buyer;

(d)

acquired or disposed of any of the material assets or incurred any material Liabilities or obligations, except in the Ordinary Course of Business;

(e)

written up or written down the carrying value of any of its assets; or

(f)

entered into any other material commitment or transaction or experienced any other material event resulting in a material adverse effect on the financial condition of Buyer, other than this Agreement.

4.10

Compliance with Laws. Buyer is not and has not been in violation of any Laws applicable to its operations (including, without limitation, Laws relating to the civil rights and equal employment opportunities of the employees), other than violations which singularly or in the aggregate do not and will not have a material adverse effect on Buyer’s financial condition. Buyer has not been charged with a violation of any Law that would have a material adverse effect on Buyer’s financial condition. Buyer has not received any written notice of a charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice filed or commenced against Buyer alleging any failure to comply with any such Law.

ARTICLE V
CLOSING

5.1.

Seller’s Deliverables. Seller shall deliver on Closing the following:

(a)

Each Seller shall have delivered a certificate, executed on its behalf by its general partner or chief executive officer, as appropriate, dated as of the Closing Date, certifying the resolutions adopted by the Seller approving the transactions contemplated by this Agreement and the other documents contemplated herein;

(b)

Each Seller shall have physically delivered to Buyer the Acquired Assets as set forth on Exhibit A;

(c)

Each Seller shall have delivered to Buyer satisfactory executed Assignments, as set forth in Exhibit B, executed by each Seller as appropriate;

(d)

Each Seller shall have delivered to Buyer copies of the Required Consents set forth on Schedule 3.4, which executed consents are attached hereto as Exhibit C;

(e)

Michael J. Mayell shall have delivered to Buyer an executed employment agreement in the form attached as Exhibit D; and

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(f)

Executed copies of the joint development agreement and joint operating agreement with Thyssen Petroleum USA, LLC (or affiliate hereof).

5.2

Buyer’s Deliverables. Buyer shall deliver on Closing the following:

(a)

Buyer shall have delivered (i) issuance instructions to its transfer agent for the issuance of common stock certificates of Buyer in the name of Michael J. Mayell in the amount of 100 million shares of common stock, and (ii) a promissory note to pay $250,000 to Seller within 60 days of the Closing.

(b)        Buyer shall have delivered to Buyer executed Assignments, as set forth in Exhibit B;

(c)

Buyer shall have delivered a certificate, executed on behalf of the Buyer by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Buyer approving the transactions contemplated by this Agreement and the other documents contemplated herein;

(d)

Buyer shall deliver to Mr. Mayell an executed employment agreement in the form attached hereto as Exhibit D;

(e)

Buyer shall deliver a board resolution increasing the number of board members to three and appointing Michael J. Mayell and John B. Connally as new directors to fill the increased board positions; and

(f)

Buyer shall wire $325,000 to Thyssen Petroleum USA, LLC (or its affiliate) concurrent with receipt of the deliverables set forth in Section 5.1(f).

5.3

Deliveries at Closing. It is understood and agreed that all deliverables described in Sections 5.1 and 5.2 have been delivered concurrently.

ARTICLE VI
ADDITIONAL COVENANTS

Buyer and Seller covenant and agree that they will act in accordance with the following:

6.1

Taxes and Liabilities. Seller shall be responsible to pay any and all of its Liabilities and Taxes owed by Seller prior to the Closing and as resulting from the transaction contemplated in this Agreement. Buyer shall be responsible to pay any and all of its Liabilities and Taxes owed by Buyer resulting from the transaction contemplated in this Agreement.

6.2

Further Assurances. Each party agrees to perform any further acts and to execute and deliver such further documents which may be reasonably necessary to carry out the terms of this Agreement and the transactions contemplated hereby.

6.3

Transfer of Title. Seller agree to take any and all further action reasonably necessary to transfer title of, or rights or opportunities to, any of the Acquired Assets to Buyer.

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6.4

Obligation with respect to Employment Contracts and Consulting Agreements Assigned to Buyer. Buyer agrees for at least six months to honor the employment and consulting arrangements to the employees and consultants identified on Exhibit A.

6.5.

Financial Statements. In the event that Buyer is required to prepare audited financial statements with respect to the Acquired Assets, Seller agrees to cooperate with Buyer in preparing and providing the necessary financial data in order to assist Buyer in preparing such audited and pro-forma financial statements to be filed with the SEC pursuant to Form 8-K.

6.6

Licenses and Permits. The Seller shall transfer to Buyer or assist Buyer in obtaining the necessary licenses, permits, consents, approvals, orders, certificates and authorizations pertaining to or required by the Buyer to operate the Acquired Assets in accordance with applicable Legal Requirements and Commitments.

6.7

Payment of Additional Buyer Consideration. Buyer shall undertake and be diligent in the payment to Seller of the post-Closing consideration as set forth in Section 2.1(ii)(B), (iii), and (iv).

6.8

Qualification of Buyer as an Operator. Seller shall assist Buyer in obtaining the necessary qualification and permits to allow Buyer to serve as “operator” of the Acquired Assets.

ARTICLE VII
INDEMNIFICATION; SURVIVAL

7.1(a)

Indemnification by Seller. On and after the Closing Date, Seller shall indemnify, hold harmless and defend Buyer and its agents for, from and against any and all losses incurred by Buyer arising out of or in connection with:

(i)

Any breach or inaccuracy of any representation or warranty of Seller made in this Agreement or in the Schedules attached hereto or in a certificate delivered by Seller hereunder including but not limited to, claims arising under the Texas Uniform Fraudulent Transfer Act, claims arising with respect to Taxes, claims arising with respect to workman’s compensation or severance payments, and claims relating to the Excluded Liabilities of Seller; or

(ii)

Any failure by Seller to fulfill any of its covenants or other agreements hereunder.

(b)

Indemnification by Buyer. On and after the Closing Date, Buyer shall indemnify, hold harmless and defend Seller and its agents for, from and against any and all losses incurred by Seller arising out of or in connection with:

(i)

Any breach or inaccuracy of any representation or warranty of Buyer made in this Agreement or in the Schedules attached hereto or in a certificate delivered by Buyer hereunder including but not limited to, claims arising with respect to Taxes; or

(ii)

Any failure by Buyer to fulfill any of its covenants or other agreements hereunder.

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7.2

Defense of Third-Party Claims. The indemnifying party shall have the right to conduct and control at its own cost, through its own counsel, the defense, compromise or settlement of any third-party claim, action or suit involving the indemnified party or the Acquired Assets as to which indemnification is sought, and the indemnified party shall reasonably cooperate at no cost and furnish any records, information and testimony and attend any conferences, discovery proceedings, hearings, trials and appeals as the indemnifying party may reasonably request. The indemnified party shall be entitled at any time to participate in (but not direct) the defense of any such claim, action or proceeding through its own counsel and at its own expense. The indemnified party shall not compromise or settle any third party claim that is subject to indemnification under this Agreement without the prior written consent of the indemnifying party.

7.3

Indemnification Procedure.

(a)

Procedure. Promptly after receipt by the indemnified party of notice of any action, suit, proceeding, audit, claim or potential claim (any of which is hereinafter individually referred to as a “Circumstance”), which could give rise to a right to indemnification pursuant to Section 7.1 or 7.2, the indemnified party shall give the indemnifying party written notice describing the Circumstance in reasonable detail; provided, that failure of indemnified party to give such notice to the indemnifying party shall not relieve the indemnifying party from any of its indemnification obligations hereunder unless (and then only to the extent) that the failure to give such notice prejudices the indemnifying party or the defense of the Circumstance by the indemnifying party. Indemnifying party shall pay such obligation and assume such Liability in full within twenty (20) days of the date indemnified party provides written notice of the Circumstance, unless indemnifying party disputes such Circumstance or its obligation to indemnify the indemnified party in connection with such Circumstance in writing within twenty (20) days from the date of written notice of such Circumstance provided to indemnifying party. If the indemnifying party timely delivers such a written objection to the indemnified party, the indemnified party and the indemnifying party shall use commercially reasonable efforts to resolve any such objections, but if a final resolution is not obtained within twenty (20) days after the receipt of the written objections, the indemnified party and the indemnifying party shall submit the matter to binding arbitration pursuant to paragraph (b) of this Section, unless they mutually agree to extend their negotiations.

(b)

Arbitration. If any dispute should arise between Buyer and Seller under this Agreement, all claims, disputes, controversies, differences or other matters in question arising out of this Agreement shall be resolved by binding arbitration in Houston, Texas, in accordance with the rules for expedited, documents only proceedings of the American Arbitration Association. This provision to arbitrate shall be enforceable in district court.

7.4

Limits on Indemnification. In no event shall either Buyer’s or Seller’s aggregate Liabilities for all claims for indemnification hereunder exceed $200,000. Notwithstanding anything herein to the contrary, in no event shall either Buyer or Seller have any liability or obligation to indemnify the other hereunder unless and until the aggregate value of all liabilities incurred by the party for which indemnification hereunder is sought exceeds an amount equal to Twenty Thousand Dollars ($20,000), and then only to the extent of such excess. Notwithstanding anything in this Agreement to the contrary, the Liabilities of either Buyer or Seller in connection with any of its indemnification obligations hereunder shall be reduced on a dollar for dollar basis by any insurance proceeds actually received by the indemnified party with respect to such Liabilities. Notwithstanding anything herein to the contrary, in no event shall either Buyer or Seller be obligated to indemnify any Person hereunder for any punitive or consequential damages.

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7.5.

Survival. The representations and warranties contained in this Agreement or in any document delivered pursuant to or in connection with the Closing shall survive the Closing for a period of eighteen months thereafter (the “Survival Date”). If notice of any claim subject to indemnification is given on or before the Survival Date, the indemnification right hereunder shall survive until such claim has been finally resolved and all indemnification rights have been satisfied.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

8.1.

Amendment. This Agreement may be amended, modified or supplemented only by written agreement of Seller and Buyer.

8.2.

Waiver. The failure by either party to enforce at any time or for any period of time any provision of this Agreement shall not be construed as a waiver of that provision or the right thereafter to enforce that provision. No waiver by either party of any of the terms or conditions of this Agreement or any of their respective rights under this Agreement shall be effective unless such waiver is in writing and signed by the party charged with the waiver.

8.3.

Benefit. This Agreement shall be binding upon and shall inure solely to the benefit of the parties and their respective successors and assigns.

8.4.

Costs and Expenses. Except as otherwise expressly provided in this Agreement each party shall be solely responsible for all costs and expenses incurred by it in connection with the negotiation, preparation, execution, and performance of this Agreement and the transactions contemplated hereby.

8.5.

Attorneys’ Fees. Except as otherwise expressly provided in this Agreement, if any action or proceeding is commenced by either party to enforce their rights under this Agreement or to collect damages as a result of the breach of any of the provisions of this Agreement, the prevailing party in such action or proceeding, including any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, in addition to any other relief awarded by the court.

8.6.

Headings. The Article and Section headings contained in this Agreement are for convenience only, and shall not control or affect the meaning or construction of this Agreement.

8.7.

Governing Law. This Agreement and all transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of the State of Texas, without giving effect to the conflict of laws provisions thereof, and any action or proceeding seeking to enforce any provision of this Agreement. The venue shall be Harris County, Texas.

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8.8.

Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the applicable facsimile number or via email at the email address specified in this Section prior to 5:30 p.m. (Houston time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the applicable facsimile number or via email at the email address specified in this Section on a day that is not a business day or later than 5:30 p.m. (Houston time) on any business day, (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the Party to whom such notice is required to be given. Notices shall be addressed to:

(a)

If to Seller, to:

Sydson Resources, L.P.

4550 Post Oak Place Dr., Suite 300

Houston, Texas 77027

Email: mmayell@sydson.com

Sydson Energy, Inc.

4550 Post Oak Place Dr., Suite 300

Houston, Texas 77027

Email: mmayell@sydson.com

(b)

If to Buyer, to:

Texas South Energy, Inc.

3 Riverway, Suite 1800

Houston, Texas 77056

Email: jaskew@asconnenergy.com

8.9.

Entire Agreement: This Agreement and the Schedules, exhibits, index of defined terms, and certificates referred to herein or attached hereto embody the entire agreement and understanding of the parties with respect to the transactions contemplated by this Agreement and supersede all prior agreements and understandings relating to matters provided for herein.

8.10.

Severability. If any provision of this Agreement or application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement (including the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable) shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

8.11.

Time of the Essence. Time is of the essence of this Agreement.

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8.12.

Independent Counsel. Buyer and Seller each acknowledge that: (a) they have been represented by independent counsel in connection with this Agreement, (b) they have executed this Agreement with the advice of such counsel, and (c) this Agreement is the result of negotiations between the parties hereto and the advice and assistance of their respective counsel.

8.13.

Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

BUYER:

TEXAS SOUTH ENERGY, INC.
By:	/s/ James M. Askew
Name:	James M. Askew
Title:	Chief Executive Officer
SELLER:
SYDSON RESOURCES, L.P.
By:	/s/ Michael J. Mayell
Name:	Michael J. Mayell
SYDSON ENERGY, INC.
By:	/s/ Michael J. Mayell
Name:	Michael J. Mayell
Title:	Chief Executive Officer
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INDEX OF DEFINED TERMS

As used in this Agreement, the following defined terms have the meanings indicated below:

“Action” means any action, cause of action (whether at law or in equity), arbitration, claim or complaint by any Person alleging potential liability, wrongdoing or misdeed of another Person, or any administrative or other similar proceeding, criminal prosecution or investigation by any Governmental Authority alleging potential liability, wrongdoing or misdeed of another Person.

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement” means this Asset Purchase Agreement, the exhibits and Schedules hereto, the Index of Defined Terms and the certificates required to be delivered hereunder.

“Acquired Assets” has the meaning ascribed to it in Section 1.1 of this Agreement.

“Assignments” shall refer to the agreement attached hereto as Exhibit B that are required in order to transfer the Acquired Assets to Buyer.

“Business” has the meaning ascribed to it in Recital “A” of this Agreement.

“Buyer” has the meaning ascribed to it in the first paragraph of this Agreement.

“Circumstance” has the meaning ascribed to it in Section 7.3 of this Agreement.

“Closing” has the meaning ascribed to it in Section 2.3 of this Agreement.

“Closing Date” shall mean the close of business on the date of the Closing.

“Commitments” has the meaning ascribed to in Section 3.9(a) of this Agreement.

“Environmental Laws” means any environmental law, regulation, rule, ordinance, by-law or order or determination of any governmental or judicial authority at the federal, state, or local level, applicable to the Business which is existing as of the date of this Agreement.

“GAAP” means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

“Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision.

“Hazardous Material” means any hazardous or toxic substance or waste as defined in applicable Environmental Laws.

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“Knowledge” in connection with any representation or warranty given by the Seller, shall mean the actual knowledge of Michael J. Mayell, and the knowledge that Michael J. Mayell would have, after due inquiry; and “knows” or “is aware” shall have a correlative meaning.

“Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country, or any domestic or foreign state, county, city, or other political subdivision or of any Governmental or Regulatory Authority.

“Legal Requirements” shall mean all statutes, laws, ordinances, codes, rules, regulations or other legal requirement enacted, adopted, promulgated or applied by any Governmental Authority.

“Liabilities” or “Liability” means any and all of Seller’s debts, losses, liabilities, offsets, claims, damages, fines, commitments, obligations, payments and accounts payable (including, without limitation, those arising out of any award, demand, assessment, settlement, judgment or compromise relating to any Action), and accruals for out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses incurred in investigating, preparing or defending any Action) of any kind or nature whatsoever, whether absolute, accrued, contingent or other, and whether known or unknown.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance, adverse claim (whether pending or, to the knowledge of the Person against whom the adverse claim is being asserted, threatened) or restriction of any kind affecting title or resulting in an encumbrance against property, real or personal, tangible or intangible, or a security interest of any kind, including, without limitation, any easement, servitude, encroachment, conditional sale or other title retention agreement, any right of first refusal on real property, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction (other than a financing statement which is filed or given solely to protect the interest of a lessor).

“Material Adverse Effect” means an adverse effect, event, violation, inaccuracy or circumstance of Ten Thousand Dollars and 00/100 ($10,000) or more on any representation, warranty, condition (financial or otherwise), operating results, business, prospects, assets, operations, employee relations or customer or supplier relations of the Seller.

“Ordinary Course of Business” means the ordinary course of business, materially consistent with past custom and practice (including with respect to quantity and frequency).

“Person” means any natural person, corporation, general partnership, limited partnership, proprietorship, limited liability company, limited liability partnership, other business organization, trust, union, association, or Governmental or Regulatory Authority.

“Purchase Price” has the meaning ascribed to it in Section 2.1 of this Agreement.

“Required Consents” means the consents set forth in Schedule 3.4, of which executed copies are set forth in Exhibit C.

“Schedule” means the disclosure schedules which are referred to through this Agreement.

“Seller” has the meaning ascribed to it in the first paragraph of this Agreement.

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“Software” shall mean all software, including without limitation data files, source code, object code, application programming interfaces, computerized databases and other software-related specifications and documentation.

“Survival Date” has the meaning ascribed to in Section 7.5 of this Agreement.

“Taxes” or “Tax” means all taxes, charges, fees, levies and other assessments, including, without limitation, income, excise, property, payroll, sales, use, franchise and other taxes, imposed by any federal, state, local or foreign taxing authority, including any interest, penalties or additions.

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